UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2011, Monticello Raceway Management, Inc. (“MRMI”), a wholly-owned subsidiary of Empire Resorts, Inc. (the “Company” or “Empire”), entered into an option agreement (the “Option Agreement”) with EPT Concord II, LLC (“EPT”). Pursuant to the Option Agreement, EPT granted MRMI a sole and exclusive option (the “Option”) to lease certain EPT property located in Sullivan County, New York (the “EPT Property”) pursuant to the terms of a lease negotiated between the parties.

On March 30, 2012, MRMI and EPT entered into a letter agreement (the “Option Letter Agreement”) amending certain terms of the Option Agreement. More specifically, MRMI and EPT agreed to extend the option exercise period from June 21, 2012 to July 21, 2012 (as the same may be further extended pursuant to the Option Agreement). In addition, the parties agreed to extend the date by which they would enter into a master development agreement with respect to the EPT Property from March 31, 2012 to April 30, 2012. Except for these amendments, the Option Agreement remains unchanged and in full force and effect.

This summary description is qualified in its entirety by reference to the actual Option Letter Agreement, which is filed as 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated March 30, 2012, by and between Monticello Raceway Management, Inc. and EPT Concord II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2012

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
Name: Laurette J. Pitts
Title: Chief Financial Officer

Exhibit Index

10.1	Letter Agreement, dated March 30, 2012, by and between Monticello Raceway Management, Inc. and EPT Concord II, LLC.